EXHIBIT 5(B)
                                             June 20, 1997

Xerox Credit Corporation
100 First Stamford Place
P.O. Box 10347
Stamford, CT 06904-2347

Gentlemen:

     We have acted as special tax counsel for Xerox Credit Corporation, a Delaware corporation (the "Company"), in connection with the preparation and filing under the Securities Act of 1933, as amended, of the Registration Statement on Form S-3 (the "Registration Statement") relating to the proposed offering and sale from time to time by the Company of debt securities ("Debt Securities") from which the Company may receive up to an aggregate of $2,000,000,000 of proceeds and which will be issued under an indenture dated as of October 2, 1995, between the Company and State Street Bank and Trust Company, as trustee (the "Indenture"), included as an exhibit to the Registration Statement or incorporated by reference therein.

     It is our opinion that if the offer and sale of the Debt Securities is conducted in the manner described in the Prospectus (the "Prospectus") and the Prospectus Supplement (the "Prospectus Supplement") filed as part of the Registration Statement and if the terms of Debt Securities are as contemplated by the Prospectus and Prospectus Supplement, then the statements under the caption "United States Taxation" in the Prospectus Supplement (the "Tax Section") correctly describe certain United States Federal income tax consequences resulting from the purchase, ownership and disposition of Debt Securities by an initial holder thereof subject to United States income taxation. As described in the Tax Section, United States Federal income tax consequences with respect to Debt Securities having certain terms will be set forth in the pricing supplement to the Prospectus Supplement relating to the offer and sale of such Debt Securities.

     We do not purport to be expert in, or to express any opinion concerning, the laws of any jurisdiction other than the Federal laws of the United States.

     We hereby consent to the reference to us and to the use of our name under the caption "Legal Opinions" in the Prospectus and the caption "United States Taxation" in the Prospectus Supplement, and to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,

                                             IVINS, PHILLIPS & BARKER, CHARTERED